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                                                                    EXHIBIT 10.6

                            SEVENTH AMENDMENT TO THE
                          INGLES MARKETS, INCORPORATED
                         INVESTMENT/PROFIT SHARING PLAN

         THIS SEVENTH AMENDMENT TO THE INGLES MARKETS, INCORPORATED INVESTMENT/PROFIT SHARING PLAN (hereinafter referred to as the "Plan"), which Plan was amended and restated in its entirety effective September 26, 1993, and was subsequently amended by the First through Sixth Amendments, is made and entered into by Ingles Markets, Incorporated (the "Employer").

                              W I T N E S S E T H:

         WHEREAS, Section 6.1 of the Plan permits the Employer to amend the Plan from time to time and Section 6.3 of the Plan permits the Employer to amend the Plan on behalf of all participating Employers.

         WHEREAS, the Employer desires to amend the Plan to change the loan provisions to allow: loans to be made from multiple portions of a Participant's Account.

         NOW, THEREFORE, the Employer hereby amends the Plan as follows:

         1. Section 10.6B of the Plan is hereby amended in its entirety as follows:

                  "Loans shall not be made available to Borrowers who are Highly Compensated Employees in an amount greater than the amount made available to other Borrowers. Loans may be obtained only from the Borrower's following accounts and the funds requested shall be withdrawn from these accounts in the following order:
                  (1) "Distribution Division Elective Contribution Account, (2) Distribution Division Rollover Contribution Account, (3) Distribution Division Matching Contribution Account, (4) Distribution Division Profit Sharing Contribution Account, (5) Qualified Deferral Account, (6) Rollover Account, or (7) Employer Matching Contribution Account. The maximum amount of a loan to any Borrower, when added to the outstanding balance of all other loans to such Borrower, shall not exceed the lesser of: (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (ii) one-half (1/2) of such Borrower's cumulative vested nonforfeitable interest in the above accounts under the Plan. For purposes of this Paragraph, all loans from all plans maintained by the Employer or a related employer within the meaning of Code Sections 414(b), (c), (m) or (o) shall be aggregated."


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         2.  The effective date of this Seventh Amendment shall be January 1,
2001.

         3. Except as specifically amended above, the Plan shall remain unchanged and, as amended herein, shall continue in full force and effect.

         IN WITNESS WHEREOF, Ingles Markets, Incorporated has caused this Seventh Amendment to the Plan to be executed by its duly authorized officer this 1st day of January, 2001.

                                    EMPLOYER:

                                    INGLES MARKETS, INCORPORATED



                                    By:  /s/ Brenda S. Tudor
                                       ------------------------------------

                                    Title:  CFO
                                          ---------------------------------

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